Exhibit 10.1

Execution Version

UNIT REPURCHASE AGREEMENT

This UNIT REPURCHASE AGREEMENT, dated as of March 29, 2022 (this “Agreement”), is by and among Hess Midstream Operations LP, a Delaware limited partnership (“HESM OpCo”), Hess Midstream LP, a Delaware limited partnership (“Hess Midstream” and, together with HESM OpCo, the “Partnership Parties”), Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), and GIP II Blue Holding, L.P., a Delaware limited partnership (“GIP” and together with HINDL, the “Sponsors”). HESM OpCo, Hess Midstream, HINDL and GIP are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, (a) HINDL is the record and beneficial owner of 109,820,964 OpCo Class B Units (as defined below) and (b) GIP is the record and beneficial owner of 109,820,964 OpCo Class B Units;

WHEREAS, the Sponsors intend, subject to market and other conditions, to offer and sell a number of Class A Shares (as defined below) in an underwritten registered public offering (the “Secondary Offering”) pursuant to a shelf registration statement on Form S-3 filed by Hess Midstream with the Securities and Exchange Commission;

WHEREAS, the Parties desire to effect a transaction in which HESM OpCo will purchase from the Sponsors an aggregate number of OpCo Class B Units (collectively, the “Repurchased Units” and each, a “Repurchased Unit”) in a private transaction (the “Unit Repurchase”), which number of OpCo Class B Units shall be determined by dividing (a) $400,000,000 by (b) the public offering price per Class A Share as set forth on the cover page to the final prospectus supplement (the “Per Share Price”) to be filed by Hess Midstream pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Secondary Offering, with any fractional OpCo Class B Unit rounded up to the nearest whole unit; provided, however, that if such aggregate number is an odd number, then the aggregate number of Repurchased Units that shall be purchased by HESM OpCo shall be reduced by one OpCo Class B Unit;

WHEREAS, in connection with the purchase and acquisition by HESM OpCo of the Repurchased Units, HESM OpCo and each of the Sponsors will enter into an Assignment Agreement in the form attached as Exhibit A hereto (each, an “Assignment”), which Assignment shall provide for the assignment of the applicable Repurchased Units from such Sponsor to HESM OpCo;

WHEREAS, immediately following the purchase of the Repurchased Units by HESM OpCo, at the Closing, Hess Midstream shall cancel, for no consideration, a number of Class B Shares (as defined below) held by Hess Midstream Partners GP LP, a Delaware limited partnership (the “General Partner”), equal to the aggregate number of Repurchased Units purchased by HESM OpCo hereunder in accordance with Section 5.5(e) of the HESM Company Agreement (as defined below);

WHEREAS, subject to the satisfaction or waiver (if permitted hereunder) of the condition in Section 7.2(f), the Conflicts Committee has reviewed, authorized and approved this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, with such approval constituting Special Approval (as defined in the HESM Company Agreement) for all purposes of the HESM Company Agreement, including Section 7.9(b) thereof; and

WHEREAS, subsequent to the approval by the Conflicts Committee, the board of directors (the “HESM Board”) of Hess Midstream Partners GP LLC, a Delaware limited liability company and the general partner of the General Partner, approved this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that (a) with respect to any Sponsor, the term “Affiliate” shall not include any Group Member or any other Sponsor or its respective Affiliates, (b) with respect to any Partnership Party, the term “Affiliate” shall not include any Sponsor or any of its respective Affiliates (other than a Group Member).

“Agreement” has the meaning given to such term in the preamble hereof.

“Applicable Law” or “Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law (including common law), decree, permit, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Assignment” has the meaning given to such term in the recitals hereto.

“Business Day” has the meaning given to such term in the OpCo Partnership Agreement.

“Cash Consideration” has the meaning given to such term in Section 2.1(b).

“Cause” means, with respect to a director, the occurrence of any of the following:

(a) the willful, intentional and material breach or the habitual and continued neglect by such director of his or her duties;

(b) such director’s willful and intentional violation of any state or federal laws, or the organizational documents of Hess Midstream; or

(c) such director’s commission of any felony or a crime involving moral turpitude, or such director’s willful and intentional commission of a fraudulent or dishonest act.

“Class A Shares” has the meaning given to such term in the HESM Company Agreement.

“Class B Shares” has the meaning given to such term in the HESM Company Agreement.

“Closing” has the meaning given to such term in Section 2.1(c).

“Closing Date” has the meaning given to such term in Section 2.1(c).

“Conflicts Committee” has the meaning set forth in the HESM Company Agreement.

“Contract” means any written contract, agreement, indenture, instrument, note, bond, loan, lease, easement, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

“Enforceability Exceptions” has the meaning given to such term in Section 3.2.

“Financing” has the meaning given to such term in Section 5.2.

“General Partner” has the meaning given to such term in the recitals hereto.

“Governmental Authority” means any applicable multinational, foreign, federal, state, local or other governmental statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral authority which has any jurisdiction over a matter.

“Group Member” has the meaning given to such term in the HESM Company Agreement.

“Hess Midstream” has the meaning given to such term in the preamble hereto.

“HESM Company Agreement” means the Amended and Restated Agreement of Limited Partnership of Hess Midstream, dated as of December 16, 2019.

“HESM OpCo” has the meaning given to such term in the preamble hereto.

“Lien” means (a) any lien, hypothecation, pledge, collateral assignment, security interest, charge or encumbrance of any kind, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent (including any agreement to give any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, other than in each case, the restrictions under applicable federal, state and other securities laws, the limited liability company agreement or limited partnership agreement, as applicable, of either of the Sponsors, as applicable, and (b) any purchase option, right of first refusal, right of first offer, call or similar right of a third party.

“Material Adverse Effect” means, with respect to any Person, any change, circumstance, effect or condition that, individually or in the aggregate, (a) would have a material adverse effect on the business, properties, management, financial position or results of operations of such Person and its subsidiaries, taken as a whole, or (b) would have a material adverse effect on the performance by such Person of its obligations under this Agreement.

“OpCo Class B Unit” has the meaning given to such term in the HESM Company Agreement.

“OpCo Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of HESM OpCo, dated as of December 16, 2019.

“Partnership Closing Certificate” has the meaning given to such term in Section 7.1(d).

“Partnership Parties” has the meaning given to such term in the preamble hereto.

“Party” and “Parties” have the meanings given to such terms in the preamble hereto.

“Permit” means all franchises, grants, authorizations, licenses, permits, easements, certificates of need, variances, exemptions, consents, certificates, approvals and orders.

“Per Share Price” has the meaning given to such term in the recitals hereto.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Proceeding” means any action, suit, claim, hearing, proceeding, arbitration, investigation, audit, inquiry, litigation or mediation (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before any Governmental Authority, arbitrator or mediator.

“Repurchased Unit” and “Repurchased Units” have the meanings given to such terms in the recitals hereto.

“Secondary Offering” has the meaning given to such term in the recitals hereto.

“Shares” has the meaning given to such term in the HESM Company Agreement.

“Sponsor Closing Certificate” has the meaning given to such term in Section 7.2(d).

“Sponsors” has the meaning given to such term in the preamble hereto.

“Transaction Documents” means, collectively, this Agreement and the Assignments.

“Unaffiliated Shareholders” means the holders of the outstanding Shares other than the General Partner and its Affiliates, including the Sponsors.

“Unit Repurchase” has the meaning given to such term in the recitals hereto.

ARTICLE II

THE TRANSACTIONS

Section 2.1 Repurchase, Delivery and Cancellation of the Repurchased Units.

(a) Pursuant to the terms of this Agreement, at the Closing (as defined herein), the Sponsors shall sell, transfer, assign and deliver to HESM OpCo, and HESM OpCo shall purchase and acquire from the Sponsors, an aggregate number of Repurchased Units equal to (i) $400,000,000 divided by (ii) the Per Share Price, with any fractional OpCo Class B Unit rounded up to the nearest whole unit; provided, however, that if such aggregate number is an odd number, then the aggregate number of Repurchased Units that shall be purchased by HESM OpCo shall be reduced by one OpCo Class B Unit. Each Sponsor shall sell, transfer, assign and deliver to HESM OpCo 50% of the aggregate number of Repurchased Units required to be purchased by HESM OpCo hereunder.

(b) In consideration for each Sponsor’s sale, transfer, assignment and delivery to HESM OpCo of such Sponsor’s respective Repurchased Units, HESM OpCo shall pay to each Sponsor with respect to each such Repurchased Unit an amount in cash equal to the Per Share Price (such amount multiplied by the number of such Sponsor’s respective Repurchased Units, the “Cash Consideration”). Such Cash Consideration shall be paid in immediately available funds to the account or accounts designated by such Sponsor, which shall be designated by such Sponsor in writing and provided to HESM OpCo at least one Business Day prior to the Closing Date. Following the repurchase of the Repurchased Units hereunder, the Repurchased Units shall be cancelled and shall no longer be deemed to be outstanding.

(c) The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur as soon as practicable after the closing of the Secondary Offering and the satisfaction or waiver (if permitted hereunder) of all of the conditions set forth in Article VII other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of such conditions at the Closing), at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 (or remotely via the electronic exchange of executed documents), unless another date or place is mutually agreed upon in writing by the Parties. The date upon which the Closing occurs hereunder is referred to herein as the “Closing Date.”

Section 2.2 Sponsor Closing Deliverables. At the Closing, each of the Sponsors shall deliver (or cause to be delivered):

(a) a counterpart to an Assignment, duly executed on behalf of such Sponsor, and such other transfer documents or instruments that may be reasonably necessary to be delivered by such Sponsor in order to effect a sale, transfer, assignment and delivery to HESM OpCo of the Repurchased Units to be delivered by such Sponsor to HESM OpCo in accordance with Section 2.1(a);

(b) a duly completed Internal Revenue Service Form W-9; and

(c) a Sponsor Closing Certificate, duly executed by an authorized officer or authorized person of such Sponsor.

Section 2.3 Deliveries by the Partnership Parties. At the Closing, with respect to Section 2.3(a), HESM OpCo shall deliver (or cause to be delivered), and with respect to Sections 2.3(b) and (c), the Partnership Parties shall deliver (or cause to be delivered):

(a) the aggregate Cash Consideration payable to each Sponsor in accordance with Section 2.1(b);

(b) counterparts to the Assignments, duly executed on behalf of HESM OpCo, and such other transfer documents or instruments that may be reasonably necessary to be delivered by HESM OpCo in order to effect a sale, transfer, assignment and delivery to HESM OpCo of the Repurchased Units in accordance with Section 1.1(a); and

(c) the Partnership Closing Certificate, duly executed by an authorized officer or authorized person of each Partnership Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SPONSORS

Each of the Sponsors, severally and not jointly, and solely with respect to itself, represents and warrants to the Partnership Parties as of the date hereof as follows:

Section 3.1 Organization. Such Sponsor is a limited partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the Laws of the State of Delaware.

Section 3.2 Authorization. Such Sponsor has full limited partnership or limited liability company, as applicable, power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance by such Sponsor of the Transaction Documents to which it is a party and the consummation by such Sponsor of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited partnership or limited liability company action, as the case may be. Each Transaction Document executed or to be executed by such Sponsor has been, or when executed will be, duly executed and delivered by such Sponsor and, assuming the execution and delivery by the other parties thereto, constitutes, or when executed and delivered by the other parties thereto will constitute, a valid and legally binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, except to the extent that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors’ rights and remedies generally and (b) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances (the “Enforceability Exceptions”).

Section 3.3 No Conflicts or Violations. The execution, delivery and performance of each of the Transaction Documents to which such Sponsor is a party, and the consummation of the transactions contemplated hereby and thereby, do not: (a) violate or conflict with any provision of the Organizational Documents of such Sponsor; (b) violate any Law applicable to such Sponsor; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any Contract to which such Sponsor is a party; or (d) result in the creation or imposition of any Lien upon any of the properties or assets of such Sponsor, except, in the case of clauses (b) through (d), as would not, individually or in the aggregate, reasonably be expected to materially impede the ability of such Sponsor to consummate any of the transactions contemplated hereby.

Section 3.4 Consents and Approvals. Except (a) as would not, individually or in the aggregate, reasonably be expected to materially impede the ability of such Sponsor to consummate any of the transactions contemplated hereby, or (b) for any filings required for compliance with any applicable requirements of the federal securities Laws, any applicable state or other local securities Laws and any applicable requirements of a national securities exchange (including, in each case, as may be required in order to consummate the Secondary Offering), neither the execution and delivery by such Sponsor of any of the Transaction Documents to which such Sponsor is a party, nor the performance by such Sponsor of its respective obligations thereunder, requires the consent, approval, waiver or authorization of, or declaration, filing, registration or qualification with any Governmental Authority by such Sponsor.

Section 3.5 Ownership of OpCo Class B Units. As of the date hereof, such Sponsor is, and prior to giving effect to the sale and transfer of the Repurchased Units on the Closing Date, such Sponsor shall be, the record and beneficial owner of 109,820,964 OpCo Class B Units. At the Closing, such Sponsor shall deliver the Repurchased Units to be delivered by such Sponsor to HESM OpCo, free and clear of all Liens. None of the Repurchased Units is subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the Repurchased Units, other than this Agreement and the organizational documents of HESM OpCo. No proxies or powers of attorney have been granted with respect to the Repurchased Units to be delivered by such Sponsor to HESM OpCo. Except as contemplated by this Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which such Sponsor is or may become obligated to transfer any of the Repurchased Units, except as (a) would not reasonably be expected to impair the ability of such Sponsor to deliver the applicable Repurchased Units to HESM OpCo as contemplated hereby and (b) would not apply to the Repurchased Units following the delivery of the Repurchased Units to HESM OpCo pursuant to this Agreement.

Section 3.6 Litigation. There is no Proceeding pending or, to the knowledge of such Sponsor, threatened against such Sponsor, or against any officer, manager or director of such Sponsor, in each case related to the Repurchased Units to be delivered by such Sponsor to HESM OpCo or the transactions contemplated hereby. Such Sponsor is not a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Repurchased Units to be delivered by such Sponsor to HESM OpCo or the transactions contemplated hereby.

Section 3.7 Conflicts Committee Matters. To the knowledge of such Sponsor, the projections and budgets provided in writing to the Conflicts Committee (including those provided to any financial advisor to the Conflicts Committee) as part of the Conflicts Committee’s review of the Transaction Documents and the transactions contemplated thereby have a reasonable basis and are materially consistent with the General Partner’s current expectations.

Section 3.8 Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the transactions contemplated hereby as a result of being engaged by such Sponsor or any of its respective Affiliates.

Section 3.9 Acknowledgments. Such Sponsor acknowledges that it has not relied on any advice or recommendation by the Partnership Parties or their respective partners, directors, officers, agents or Affiliates with respect to its decision to enter into this Agreement and to consummate the transactions contemplated hereby. Such Sponsor has had sufficient opportunity and time to investigate and review the business, management and financial affairs of the Partnership Parties before its decision to enter into this Agreement, and further has had the opportunity to consult with all advisers it deems appropriate or necessary to consult with in connection with this Agreement and any action arising hereunder, including tax and accounting advisers. Such Sponsor acknowledges that, in connection with its entry into this Agreement and consummation of the transactions contemplated hereby, it has not relied on any express or implied representations or warranties of any nature, oral or written, made by or on behalf of any of the Partnership Parties or any of their respective partners, directors, officers, Affiliates or representatives, except for the representations or warranties of the Partnership Parties set forth in Article IV and the documents delivered by HESM OpCo in connection with the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP PARTIES

Each of the Partnership Parties, jointly and severally, represents and warrants to the Sponsors as of the date hereof as follows:

Section 4.1 Organization. Each of the Partnership Parties is a limited partnership duly formed and validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authorization. Each of the Partnership Parties has full limited partnership power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance by each of the Partnership Parties of the Transaction Documents to which it is a party and the consummation by such Partnership Party of the transactions contemplated thereby have been duly authorized by all necessary limited partnership action. Each Transaction Document executed or to be executed by a Partnership Party has been, or when executed will be, duly executed and delivered by such Partnership Party and, assuming the execution and delivery by the other parties thereto, constitutes, or when executed and delivered by the other parties thereto will constitute, a valid and legally binding obligation of such Partnership Party, enforceable against such Partnership Party in accordance with its terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions.

Section 4.3 No Conflicts or Violations. The execution, delivery and performance of each of the Transaction Documents to which a Partnership Party is a party, and the consummation of the transactions contemplated thereby, do not: (a) violate or conflict with any provision of the Organizational Documents of such Partnership Party; (b) violate any Law applicable to such Partnership Party; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any Contract to which any Partnership Party is a party; (d) result in the creation or imposition of any Lien or other encumbrance upon any of the properties or assets of the Partnership Parties or any of their respective subsidiaries; or (e) result in the cancellation, modification, revocation or suspension of any Permit of any Partnership Party or any of their respective subsidiaries, except (i) in the case of clauses (b) through (e), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Partnership Parties and their subsidiaries, taken as a whole, and (ii) in the case of clause (d), for the creation or imposition of any Lien or other encumbrance pursuant to the Financing contemplated pursuant to Section 5.2.

Section 4.4 Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, all liabilities (including contingent liabilities) of HESM OpCo (other than liabilities to partners of HESM OpCo on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of HESM OpCo), will not exceed the fair value of the assets of HESM OpCo (except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of HESM OpCo only to the extent that the fair value of the property exceeds that liability). The transactions contemplated by this Agreement and the other Transaction Documents will not impair HESM OpCo’s ability to continue as a going concern.

Section 4.5 Consents and Approvals. Except (a) as would not, individually or in the aggregate, reasonably be expected to materially impede the ability of the Partnership Parties to consummate any of the transactions contemplated hereby, or (b) for any filings required for compliance with any applicable requirements of the federal securities Laws, any applicable state or other local securities Laws and any applicable requirements of a national securities exchange (including, in each case, as may be required in order to consummate the Secondary Offering), neither the execution and delivery by any Partnership Party of any of the Transaction Documents to which such Partnership Party is a party, nor the performance by such Partnership Party of its respective obligations thereunder, requires the consent, approval, waiver or authorization of, or declaration, filing, registration or qualification with any Governmental Authority by any Partnership Party or any of their respective subsidiaries.

Section 4.6 Litigation. There is no Proceeding pending or, to the knowledge of the Partnership Parties, threatened against any Partnership Party or any of their respective officers, managers, partners or directors, in each case related to the Repurchased Units or the transactions contemplated hereby. No Partnership Party is a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Repurchased Units or the transactions contemplated hereby.

Section 4.7 No adverse Changes. Since December 31, 2021, there has not been any Material Adverse Effect with respect to the Partnership Parties, taken as a whole.

Section 4.8 Brokers and Finders. Except for Intrepid Partners, LLC, no investment banker, broker, finder, financial advisor or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the transactions contemplated hereby as a result of being engaged by any Partnership Party or any of its respective Affiliates.

Section 4.9 Financial Ability. At the Closing, HESM OpCo will have, through a combination of cash on hand and funds available under existing credit facilities, funds sufficient to satisfy its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 4.10 Acknowledgments. Each of the Partnership Parties acknowledges that it has not relied on any advice or recommendation by the Sponsors or their respective partners, directors, officers, agents or Affiliates with respect to such Partnership Party’s decision to enter into this Agreement and to consummate the transactions contemplated hereby. The Partnership Parties have had the opportunity to consult with all advisers they deem appropriate or necessary to consult with in connection with this Agreement and any action arising hereunder, including tax and accounting advisers. Each of the Partnership Parties acknowledges that, in connection with its entry into this Agreement and consummation of the transactions contemplated hereby, it has not relied on any express or implied representations or warranties of any nature, oral or written, made by or on behalf of any of the Sponsors or any of their respective partners, directors, officers, Affiliates or representatives, except for the representations or warranties of the Sponsors set forth in Article III and the documents delivered by the Sponsors in connection with the transactions contemplated hereby.

ARTICLE V

COVENANTS

Section 5.1 Further Assurances. On and after the Closing Date, the Parties shall use their respective commercially reasonable efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to make effective the transactions contemplated hereby, including the execution of any additional assignment or similar documents or instruments of transfer of any kind, the obtaining of consents that may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such Party may reasonably request to be taken by the other Party from to time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 5.2 Financing. Without limiting the generality of Section 5.1, from and after the date of this Agreement, HESM OpCo shall use its commercially reasonable efforts to undertake a capital markets debt financing or bank debt financing arrangements (the “Financing”) to fund amounts payable by HESM OpCo in connection with the transactions contemplated by this Agreement, including the Cash Consideration payable to the Sponsors at Closing, and the other Parties shall, and shall cause each of their respective Affiliates to, use their respective commercially reasonable efforts to cause their representatives (including auditors) to, provide all customary cooperation as reasonably requested by HESM OpCo to assist HESM OpCo in connection with such Financing.

Section 5.3 Cancellation of Class B Shares. The Parties acknowledge and agree that, following the purchase of the Repurchased Units by HESM OpCo, at the Closing, Hess Midstream shall cancel, for no consideration, a number of Class B Shares held by the General Partner equal to the aggregate number of Repurchased Units repurchased by HESM OpCo hereunder in accordance with Section 5.5(e) of the HESM Company Agreement.

Section 5.4 Section 16 Matters. Prior to the Closing, the Parties shall take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, to the extent permitted by Applicable Law.

Section 5.5 Conflicts Committee. Prior to the earlier of the Closing and the termination of this Agreement, the HESM Board shall not, and the Sponsors shall not cause the HESM Board to, without the consent of a majority of the then-existing members of the Conflicts Committee, eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the HESM Board that is a member of the Conflicts Committee, either as a director or as a member of such committee. For the avoidance of doubt, this Section 5.5 shall not apply to the filling, in accordance with the provisions of the governing documents of GP LLC, of any vacancies caused by the resignation, death or incapacity of any such director or the removal of any such director for Cause.

Section 5.6 Fairness Opinion. Following the pricing of the Secondary Offering, the Conflicts Committee will request, and will use its reasonable best efforts to promptly obtain, a fairness opinion from Intrepid Partners, LLC as to whether, as of the date of the pricing of the Secondary Offering, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the total Cash Consideration to be paid by HESM OpCo to the Sponsors at the Closing is fair, from a financial point of view, to Hess Midstream (regardless of the conclusion stated therein). Each of the Partnership Parties will provide such information and other cooperation as is reasonably requested by the Conflicts Committee for purposes of this Section 5.6.

ARTICLE VI

SURVIVAL

All representations and warranties of the Parties contained in this Agreement shall terminate as of the Closing Date. All covenants and agreements of the Parties contemplated to be performed prior to the Closing shall terminate as of the Closing Date. All covenants and agreements of the Parties contemplated to be performed following the Closing shall survive the Closing until performed in accordance with their respective terms.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1 Conditions to the Sponsors’ Obligation to Effect the Closing. The obligations of the Sponsors to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or, to the extent permitted by Applicable Law, written waiver by the Sponsors) on or prior to the Closing of the following conditions:

(a) Bring Down of Representations and Warranties. (i) The representations and warranties of the Partnership Parties in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7 and 4.9 shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein, except in the case of the representation and warranty contained in Section 4.7) in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of the Partnership Parties made in this Agreement shall be true and correct in all respects (without regard to qualifications as to materiality or Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) except, in the case of clause (ii), where the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had a Material Adverse Effect on the Partnership Parties, taken as a whole.

(b) Performance of Covenants. The Partnership Parties shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by the Partnership Parties prior to the Closing Date.

(c) No Injunctions or Restraints. No Law, order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby, declaring unlawful the transactions contemplated hereby or causing the transactions contemplated hereby to be rescinded shall be in effect.

(d) Closing Certificate. Prior to or at the Closing, the Partnership Parties shall have delivered a certificate signed by an authorized officer or other authorized person of each Partnership Party, dated as of the Closing Date, to the effect that the conditions specified in Section 7.1(a) and Section 7.1(b) are satisfied (the “Partnership Closing Certificate”).

(e) Closing Deliveries. The Sponsors shall have received the applicable closing deliverables as set forth in Section 2.3.

(f) Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of an underwriting agreement or similar agreement entered into in connection therewith.

Section 7.2 Conditions to the Partnership Parties’ Obligation to Effect the Closing. The obligations of the Partnership Parties to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or, to the extent permitted by Applicable Law, written waiver by the Partnership Parties, provided that any waiver of the condition set forth in Section 7.2(f) shall require the prior written approval of the Conflicts Committee) on or prior to the Closing of the following conditions:

(a) Bring Down of Representations and Warranties. (i) The representations and warranties of the Sponsors in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.9 shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of the Sponsors made in this Agreement shall be true and correct in all respects (without regard to qualifications as to materiality or Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) except, in the case of clause (ii), where the failure of the representations and warranties to be true and correct, individually or in the aggregate, have not materially impeded or would not reasonably be expected to materially impede the ability of the Sponsors to consummate to the transactions contemplated hereby.

(b) Performance of Covenants. The Sponsors shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by the Sponsors prior to Closing.

(c) No Injunctions or Restraints. No Law, order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby, declaring unlawful the transactions contemplated hereby or causing the transactions contemplated hereby to be rescinded shall be in effect.

(d) Closing Certificate. Prior to or at the Closing, each of the Sponsors shall have delivered a certificate of an authorized officer or other authorized person of such Sponsor, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a) and Section 7.2(b) are satisfied (each, a “Sponsor Closing Certificate”).

(e) Closing Deliveries. The Partnership Parties shall have received the applicable closing deliverables as set forth in Section 2.2.

(f) Fairness Opinion. The Conflicts Committee shall have received a reasonably satisfactory oral opinion from Intrepid Partners, LLC, subsequently to be confirmed in writing, that, as of the date of the pricing of the Secondary Offering, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the total Cash Consideration to be paid by HESM OpCo to the Sponsors in the Unit Repurchase is fair, from a financial point of view, to Hess Midstream.

(g) Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of an underwriting agreement or similar agreement entered into in connection therewith.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date (it being understood that any termination by the Partnership Parties pursuant to this Article IX shall not require the approval of the Conflicts Committee):

(a) by mutual written agreement of the Partnership Parties and the Sponsors;

(b) by either the Partnership Parties, on the one hand, or the Sponsors, on the other hand, if any injunction or other order, decree, decision, determination or judgment permanently restraining, enjoining or otherwise prohibiting consummation of the transactions hereunder shall become final and non-appealable or any or any Law that permanently makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited shall be in effect;

(c) by the Partnership Parties if there has been a breach of, or failure to perform, any representation, warranty, covenant or agreement made by the Sponsors in this Agreement, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach or failure to perform is not curable or, if curable, is not cured by the earlier of (i) the Termination Date (as defined below) and (ii) 45 days following receipt by the Sponsors of notice of such breach or failure from the Partnership Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available if either of the Partnership Parties is itself in breach of any provision of this Agreement or has failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, and which breach or failure to perform would result in the failure of the conditions set forth in Section 7.1(a) or Section 7.1(b);

(d) by the Sponsors if there has been a breach of, or failure to perform, any representation, warranty, covenant or agreement made by the Partnership Parties in this Agreement, such that the conditions set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied and such breach or failure to perform is not curable or, if curable, is not cured by the earlier of (i) the Termination Date and (ii) 45 days following receipt by the Partnership Parties of notice of such breach or failure from the Sponsors; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available if any of the Sponsors is itself in breach of any provision of this Agreement or has failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, and which breach or failure to perform would result in the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b); or

(e) by either the Partnership Parties, on the one hand, or the Sponsors, on the other hand, if the Closing shall not have occurred prior to April 8, 2022 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available if the failure of the Party so requesting termination to perform any covenant or obligation under this Agreement shall have been the primary cause of the failure of the Closing to occur on or prior to such date.

Section 8.2 Effect of Termination. In the event that this Agreement is terminated, this Agreement shall become null and void and no Party or any Party’s Affiliates, subsidiaries, directors, officers or employees, shall have any further obligation or any liability of any kind to any Person by reason of this Agreement except that no Party shall be relieved of any liability in respect of its breach of this Agreement that occurs prior to such termination.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this

Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 9.2 No Third-Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to, and do not, create rights in any other Person or confer upon any other Person any benefits, rights or remedies, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement. Without limiting the generality of the foregoing, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties, in accordance with and subject to the terms of this Agreement, and no other Person has the right to rely upon the representations and warranties, or the right to enforce any covenants, set forth herein. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.6 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

Section 9.4 Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

If to either of the Partnership Parties:

c/o Hess Midstream GP LLC

1501 McKinney Street

Houston, Texas 77010

Attention: Jonathan Stein

If to HINDL:

Hess Investments North Dakota LLC

c/o Hess Corporation

1185 Avenue of the Americas, 40th Floor

New York, New York 10036

Attention: Timothy Goodell

If to GIP:

GIP II Blue Holding, L.P.

c/o Global Infrastructure Management, LLC

1345 Avenue of the Americas, 30th Floor

New York, New York 10105

Attention: Will Brilliant

Section 9.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 9.6 Amendment or Modification; Waiver. This Agreement may be amended, supplemented or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Any extension or waiver of the obligations herein of any Party shall be valid only if set forth in an instrument in writing referring to this section and executed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 9.7 Integration. This Agreement, each of the other Transaction Documents and each of the other instruments referenced herein and therein and in the exhibits attached hereto supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement, each of the other Transaction Documents and such other instruments. This Agreement, each of the other Transaction Documents and each of the other instruments referenced herein or therein contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 9.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the Laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES (a) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS

SITTING IN THE STATE OF DELAWARE, AND (b) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

Section 9.9 Specific Performance. The Parties agree that irreparable damage would occur and that there would be no adequate remedy at Law in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronically including by PDF transmission shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the Parties hereto transmitted by facsimile or electronically including by PDF transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, electronic format (including, without limitation, “pdf,” “tif” and “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, and any other Applicable Law.

Section 9.11 Effectiveness. This Agreement shall become effective when it shall have been executed by the Parties.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date first written above.

HESS MIDSTREAM OPERATIONS LP

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, its general partner

By Hess Midstream GP LLC, its general partner

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS MIDSTREAM LP

By: Hess Midstream GP LP, its general partner

By Hess Midstream GP LLC, its general partner

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Chief Financial Officer

[Signature Page to Unit Repurchase Agreement]

HESS INVESTMENTS NORTH DAKOTA LLC

By:	/s/ John P. Rielly
Name:	John P. Rielly
Title:	Vice President

[Signature Page to Unit Repurchase Agreement]

GIP II BLUE HOLDING, L.P.

By: GIP Blue Holding GP, LLC, its general partner

By:	/s/ William Brilliant
Name:	William Brilliant
Title:	Manager

[Signature Page to Unit Repurchase Agreement]

EXHIBIT A

Assignment of Class B Units

[See attached]

ASSIGNMENT OF CLASS B UNITS

[Hess Investments North Dakota LLC][GIP II Blue Holding, L.P.]

THIS ASSIGNMENT OF CLASS B UNITS (this “Agreement”) is made effective as of [ ⚫ ] [a.][p.]m. local time in Houston, Texas on [ ⚫ ], 2022 (the “Effective Time”), by and between Hess Midstream Operations LP, a Delaware limited partnership (“HESM OpCo”), and [Hess Investments North Dakota LLC, a Delaware limited liability company][GIP II Blue Holding, L.P., a Delaware limited partnership] (“Assignor”).

RECITALS

WHEREAS, Assignor is the record and beneficial owner of 109,820,964 Class B Units representing limited partner interests in HESM OpCo (the “Class B Units”);

WHEREAS, HESM OpCo and Assignor have entered into that certain Unit Repurchase Agreement (the “Purchase Agreement”), dated as of March [ ⚫ ], 2022, by and among HESM OpCo, Hess Midstream LP, a Delaware limited partnership, Assignor and [GIP II Blue Holding, L.P., a Delaware limited partnership][Hess Investments North Dakota LLC, a Delaware limited liability company], pursuant to which, among other things, (a) HESM OpCo shall purchase from Assignor [ ⚫ ]1 Class B Units (the “Subject Units”) and (b) Assignor shall sell, transfer, assign and deliver all of its right, title and interest in and to the Subject Units to HESM OpCo;

WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Subject Units to HESM OpCo, and HESM OpCo desires to accept Assignor’s assignment of the Subject Units (the “Assignment”);

WHEREAS, immediately following HESM OpCo’s purchase of the Subject Units, HESM OpCo shall cancel the Subject Units, and the Subject Units shall cease to be outstanding; and

WHEREAS, in order to effectuate the Assignment, HESM OpCo and Assignor are executing and delivering this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE X    ASSIGNMENT. Effective as of the Effective Time, Assignor hereby irrevocably assigns, transfers and delivers to HESM OpCo all of Assignor’s right, title and interest in and to the Subject Units, together with all rights and obligations existing or arising with respect to the Subject Units, whether arising or attributable to periods prior to or after the Effective Time, as set forth in the OpCo Partnership Agreement (as defined in the Purchase Agreement) and the Delaware Revised Uniform Limited Partnership Act, as amended.

[1]	Note to Draft: To be the number of Class B Units repurchased by HESM OpCo from each Assignor as determined pursuant to the terms of the Purchase Agreement

ARTICLE XI    ACCEPTANCE, ASSUMPTION AND ACKNOWLEDGMENT. Effective as of the Effective Time, HESM OpCo hereby accepts Assignor’s assignment of the Subject Units pursuant to Section 1.

ARTICLE XII    EFFECT OF ASSIGNMENT. EFFECTIVE AS OF THE EFFECTIVE TIME, (A) ASSIGNOR SHALL CEASE TO HAVE ANY RIGHT, TITLE OR INTEREST IN OR TO THE SUBJECT UNITS AND SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS WITH RESPECT TO THE SUBJECT UNITS UNDER THE OPCO PARTNERSHIP AGREEMENT OR OTHERWISE AND (B) EACH OF THE SUBJECT UNITS SHALL BE CANCELLED AND SHALL CEASE TO BE OUTSTANDING.

ARTICLE XIII    CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that state.

ARTICLE XIV    FURTHER ASSURANCES. Each of Assignor and HESM OpCo agrees to take such further action as may be necessary or appropriate to effect the purposes of this Agreement.

ARTICLE XV    GENERAL. This Agreement is binding on and shall inure to the benefit of the signatories hereto and their respective successors and assigns. This Agreement is expressly subject to the terms, provisions and limitations of the Purchase Agreement and, in the event of any conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronically including by PDF transmission shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the Parties hereto transmitted by facsimile or electronically including by PDF transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” and “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, and any other applicable law. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Time.

HESS MIDSTREAM OPERATIONS LP

By: Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP, LP, the general partner of Hess Midstream Operations LP

By: Hess Midstream GP LP, its general partner

By: Hess Midstream GP LLC, its general partner

By:
Name:
Title:

[HESS INVESTMENTS NORTH DAKOTA LLC][GIP II BLUE HOLDING, L.P.]

By:
Name:
Title: